As filed with the Securities and Exchange Commission on August 7, 2009
Registration No. 333-160843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINANCIAL INSTITUTIONS, INC.
(Exact name of Registrant as specified in its charter)

New York	0-26481	16-0816610
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
220 Liberty Street
Warsaw, New York 14569
(585) 786-1100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Peter G. Humphrey
President and Chief Executive Officer
220 Liberty Street
Warsaw, New York 14569
Telephone No.: (585) 786-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bruce J. Baker
Nixon Peabody LLP
1100 Clinton Square
Rochester, New York 14604
(585) 263-1232

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the U.S. Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
EXPLANATORY NOTE
We are filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-160843) (this “Amendment”) for the purposes of revising the section of the prospectus that forms a part of the Registration Statement entitled “Incorporation of Certain Documents by Reference” to include our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the Securities and Exchange Commission on August 5, 2009 and to include language incorporating by reference all other filings made pursuant to the U.S. Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and the effectiveness thereof. This Amendment does not modify any other provision in the prospectus.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has not yet been declared effective. The securities may not be sold until the registration statement has been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2009
PROSPECTUS

$50,000,000
FINANCIAL INSTITUTIONS, INC.
Common Stock

          This prospectus relates to shares of common stock, par value $0.01 per share, of Financial Institutions, Inc., which we refer to as our Common Stock, that may be offered for sale from time to time in an amount up to $50,000,000 in the aggregate in one or more offerings at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.
          This prospectus provides you with a general description of our Common Stock and some of the general terms that may apply to an offering of the shares of our Common Stock. The specific amounts, pricing, terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before making your investment decision. This prospectus may not be used to offer or sell the shares of our Common Stock unless accompanied by a prospectus supplement relating to the offered securities.
          The shares of our Common Stock may be sold directly by us, through dealers or agents designated from time to time, through underwriters or through a combination of these methods. See “Plan of Distribution” beginning on page 9 of this prospectus. We may also describe the plan of distribution for any particular offering of the shares in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them, including any applicable commissions or discounts, in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
          Financial Institutions, Inc. is a publicly-traded company which files publicly available reports with the U.S. Securities and Exchange Commission. Our Common Stock is traded on the NASDAQ Global Select Market (NASDAQ) under the ticker symbol “FISI.” On July 27, 2009, the last reported sale price of our Common Stock on the NASDAQ was $13.65. You are urged to obtain current market quotations of our Common Stock.
          Our principal executive offices are located at 220 Liberty Street, Warsaw, New York 14569, and our telephone number at that address is (585) 786-1100.
          Investing in our Common Stock involves risks. See the information included and incorporated by reference into this prospectus and any accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including the information under the “Risk Factors” caption beginning on page 1.
          These securities are equity securities. They are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                     , 2009.

RISK FACTORS
          An investment in the common stock, par value $0.01 per share, of Financial Institutions, Inc., which we refer to as our Common Stock, involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors, if any, in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our shareholders. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, prospects, financial condition, results of operations and cash flows. In any such case, the trading price of our Common Stock could decline due to any of these risks, and you could lose all or a portion of your original investment. Set forth below are additional risks that you should consider in connection with any purchase of our Common Stock under this prospectus.
          All references to “Financial Institutions, Inc.,” “the Company,” “we,” “our,” “us,” and similar terms refer to Financial Institutions, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.
The Company is a holding company and is dependent on its banking subsidiary for dividends, distributions and other payments.
          Financial Institutions, Inc. is a legal entity separate and distinct from its banking and other subsidiaries. The Company’s principal source of cash flow, including cash flow to pay dividends to its shareholders and principal and interest on its outstanding debt, is dividends from its subsidiary, Five Star Bank, a New York State-chartered bank, which we refer to as the Bank. There are federal and state statutory and regulatory limitations on the payment of dividends and other distributions by the Bank to the Company, as well as by the Company to its shareholders. In particular, the New York Banking Law provides that the Bank may not declare dividends during the calendar year in an amount that exceeds the sum of the Bank’s net income during the current calendar year and the retained net income of the prior two calendar years unless the dividend has been approved by the Superintendent of Banks of the State of New York. Because of the loss recorded at the Bank during the year ended December 31, 2008, the Bank does not expect to be able to pay dividends to the Company in the near term without first obtaining such approval. If the Bank is unable to make dividend payments to the Company and sufficient capital is not otherwise available, the Company may not be able to make dividend payments to holders of Common Stock and the Company’s preferred stock, par value $100 per share, or principal and interest payments on its outstanding debt. See also the section titled “Supervision and Regulation—Restrictions on Distribution of Subsidiary Bank Dividends and Assets” of our Annual Report on Form 10-K.
The market price for our Common Stock varies, and you should purchase Common Stock for long-term investment only.
          Although our Common Stock is currently traded on the NASDAQ Global Select Market (NASDAQ), we cannot assure you that there will, at any time in the future, be an active trading market for our Common Stock. Even if there is an active trading market for our Common Stock, we cannot assure you that you will be able to sell all of your shares of Common Stock at one time or at a favorable price, if at all. As a result, you should purchase shares of Common Stock described hereunder only if you are capable of, and seeking, to make a long-term investment in our Common Stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.
          We are not restricted from issuing additional shares of Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. We are currently authorized to issue up to 50,000,000 shares of Common Stock and up to 210,000 shares of preferred stock, par value $100 per share, which is designated into two classes, Class A of which 10,000 shares are authorized, and Class B of which 200,000 shares are authorized.

As of June 30, 2009, 10,821,386 shares of Common Stock and 183,259 shares of our preferred stock were issued and outstanding including (i) 7,503 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $100 per share, having a liquidation preference of $5,000 per share, which we refer to as the TARP Preferred Stock, (ii) 1,533 shares of our Series A 3% cumulative preferred stock, which we refer to as the 3% Preferred Stock, and (iii) 174,223 shares of Series B-1 8.48% cumulative preferred stock, which we refer to as the 8.48% Preferred Stock. We refer to our TARP Preferred Stock, our 3% Preferred Stock and our 8.48% Preferred Stock collectively as the Preferred Stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. These authorized but unissued shares could be issued on terms or in circumstances that could dilute the interests of the holders of our Common Stock.
          Pursuant to the Letter Agreement, dated December 23, 2008, and the Securities Purchase Agreement — Standard Terms attached thereto, which we refer to collectively as the Securities Purchase Agreement, that we entered into with the United States Department of Treasury, which we refer to as the Treasury, in connection with our participation in the Troubled Asset Relief Program Capital Purchase Program, which we refer to as the Capital Purchase Program, the Treasury received a warrant to purchase up to 378,175 shares of our Common Stock, which we refer to as the Warrant, and we have provided the Treasury with registration rights covering the Warrant and the underlying shares of Common Stock. We may seek the approval of our regulators to repurchase the Warrant with the proceeds from any offering under this prospectus or any supplement hereto, as described in “Use of Proceeds.” The issuance of additional shares of Common Stock as a result of exercise of the Warrant or otherwise or the issuance of securities convertible or exercisable into shares of Common Stock would dilute the ownership interest of existing holders of our Common Stock. Although the Treasury has agreed to not vote any of the shares of Common Stock it receives upon exercise of the Warrant, a transferee of any portion of the Warrant or of any shares of Common Stock acquired upon exercise of the Warrant is not bound by this restriction. The market price of our Common Stock could decline as a result of any offering under this prospectus or prospectus supplement as well as other sales of a large block of Common Stock in the market after this offering, or the perception that such sales could occur.
          The terms of the Warrant include an anti-dilution adjustment, which provides that (except in certain permitted transactions, including registered offerings such as this one), if we issue shares of Common Stock at a price that is less than 90% of the market price of such shares on the last trading day preceding the date of the agreement to sell such shares, the number of shares of Common Stock to be issued under the Warrant would increase and the per share price of Common Stock to be purchased pursuant to the Warrant would decrease.
Our participation in the Capital Purchase Program limits the compensation the Company can pay to its executives.
          Pursuant to the terms of the Securities Purchase Agreement, we adopted the Treasury’s standards for executive compensation and corporate governance for the period during which the Treasury holds the equity issued pursuant to the Securities Purchase Agreement, including any Common Stock which may be issued pursuant to the Warrant. These standards generally apply to our Chief Executive Officer, Chief Financial Officer and the three next most highly compensated senior executive officers. The standards include (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) required clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibition on making golden parachute payments to senior executives; and (4) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. In particular, the change to the deductibility limit on executive compensation will likely increase the overall cost of our compensation programs in future periods. Since the Warrant has a ten year term, we could potentially be subject to the executive compensation and corporate governance restrictions for a ten year time period.
We may reduce or eliminate the cash dividends on our Common Stock.
          Holders of our Common Stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our Common Stock, we are not required to do so and may reduce or eliminate our Common Stock cash dividend in the future. This could adversely affect the market price of our Common Stock.
This offering is expected to be significantly dilutive.

          Giving effect to the issuance of Common Stock in any offering contemplated under this prospectus, the receipt of the expected net proceeds and the use of those proceeds, we expect that any such offering will have a significant dilutive effect on our expected earnings per share of Common Stock. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.
Our shares of Common Stock are equity and are subordinate to our existing and future indebtedness and our Preferred Stock, and are effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.
          Our shares of Common Stock are equity interests in us and do not constitute indebtedness. Accordingly, our Common Stock will rank junior to all of our indebtedness and to other non-equity claims on the Company with respect to assets available to satisfy claims on the Company. Additionally, holders of our Common Stock are subject to the prior dividend and liquidation rights of holders of our outstanding Preferred Stock. See “Dividend Policy” on page 7. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors, including holders of any Preferred Stock. The terms of our Preferred Stock currently prohibit us from paying dividends with respect to our Common Stock unless all accrued and unpaid dividends for all completed dividend periods with respect to the Preferred Stock have been paid with our TARP Preferred Stock and 3% Preferred Stock receiving payments first.
          In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of our Common Stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our Common Stock will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries.
There can be no assurance that we will determine to repurchase the TARP Preferred Stock and the Warrant or that our regulators would approve such repurchase.
          We have not determined if or when we will seek the approval of our regulators to repurchase the TARP Preferred Stock and the Warrant. Such repurchases may be made with the proceeds from an offering hereunder, as described in “Use of Proceeds,” and are subject to regulatory approval. There can be no assurance when or if the TARP Preferred Stock and Warrant can be repurchased. Until such time as the TARP Preferred Stock and the Warrant is repurchased, we will remain subject to the terms and conditions set forth in the Securities Purchase Agreement, the TARP Preferred Stock and the Warrant, which, among other things, require us to obtain regulatory approval to pay dividends on our Common Stock in excess of $0.10 per share and, with some exceptions, to repurchase our Common Stock. Further, our continued participation in the Capital Purchase Program subjects us to increased regulatory and legislative oversight. The recently enacted American Recovery and Reinvestment Act of 2009, which we refer to as ARRA, includes amendments to the executive compensation provisions of the Emergency Economic Stabilization Act of 2008, which we refer to as the EESA, under which the Capital Purchase Program was established, all of which apply to us as a result of our participation in the Capital Purchase Program. The ARRA amendments also impose restrictions on excessive or luxury expenditures. The full scope and impact of these amendments is uncertain and difficult to predict. ARRA directs the Secretary of the Treasury to adopt standards that will implement the amended provisions of EESA and directs the U.S. Securities and Exchange Commission, which we refer to as the SEC, to issue rules in connection with certain of the amended provisions. Consequently, any repurchase of the TARP Preferred Stock and the Warrant will be subject to broad guidelines and procedures established by the Treasury. These new and any future legal requirements and implementing standards under the Capital Purchase Program may have unforeseen or unintended adverse effects on the financial services industry as a whole, and particularly on Capital Purchase Program participants such as ourselves. They may require significant time, effort, and resources on our part to ensure compliance, and the evolving regulations concerning executive compensation may impose limitations on us that affect our ability to compete successfully for executive and management talent. For additional information concerning our participation in the Capital Purchase Program, see “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The TARP Preferred Stock and the Warrant carry financial implications.
          While our TARP Preferred Stock remains outstanding, the accrued dividends and the accretion of discount on the TARP Preferred Stock will reduce the net income available to and the earnings per share on our Common Stock. If we redeem the TARP Preferred Stock, we expect to record an accelerated accretion charge, representing the difference between the redemption price and the carrying value of the TARP Preferred Stock, which will further reduce the net income available to and the earnings per share on our Common Stock. Additionally, the repurchase of the Warrant could reduce our shareholders’ equity.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Certain statements contained in this prospectus, in any related prospectus supplement and in information incorporated by reference into this prospectus and any related prospectus supplement that are not historical or current facts may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” “target” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management.
          Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, factors referenced herein under the section captioned “Risk Factors” beginning on page 1; possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term rate environments); recent adverse conditions in the capital and debt markets; reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in interest rates; changes in credit and other risks posed by the Company’s loan portfolios; the ability or inability of the Company to manage interest rate and other risks; the Company’s use of trust preferred securities; competitive pressures from other financial institutions; a further deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect a borrower’s ability to service and repay our loans; changes in loan defaults and charge-off rates; adequacy of loan loss reserves; reduction in deposit levels necessitating increased borrowing to fund loans and investments; the passing of adverse government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; risks related to the identification and implementation of acquisitions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; or other significant risks and uncertainties detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings submitted to the SEC.
          Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes that its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.
          Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in the Company should consider all risks and uncertainties disclosed in our filings with the SEC, described below under the heading “Where You Can Find More Information” beginning on page 5, all of which is accessible on the SEC’s website at http://www.sec.gov.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement on Form S-3, which we refer to as the Registration Statement, that we filed with the SEC utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, shares of our Common Stock described in this prospectus for an aggregate initial offering price in an amount up to $50,000,000. This prospectus provides you with a general description of the shares we may offer. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of the shares offered.
          The Registration Statement, including the exhibits to the Registration Statement, provides additional information about us and the offered securities. This prospectus does not contain all of the information set forth in the Registration Statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the Registration Statement for a complete description. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website at http://www.sec.gov or at the SEC offices mentioned under the headings “Where You Can Find More Information” beginning on page 5.
          You should read both this prospectus and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” beginning on page 5 and “Incorporation of Certain Documents by Reference” on page 6. Any prospectus supplement may also add, update or change information contained in this prospectus. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information that is inconsistent with this prospectus will supersede the information in this prospectus or any prospectus supplement.
          The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. You should not assume that the information contained in this prospectus or a prospectus supplement or amendment is accurate as of any other date.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus, which forms part of the Registration Statement, does not contain all of the information in the Registration Statement. We have omitted certain parts of the Registration Statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our Common Stock, please see our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov and on our Internet website address at http://www.fiiwarsaw.com.
          We furnish holders of our Common Stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.
          Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the Registration Statement and other documents filed by us with the SEC.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of securities under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. In all cases, you should rely on later information over different information included in this prospectus. We incorporate by reference into this prospectus the documents listed below, except to the extent any information contained in such filings is deemed “furnished” in accordance with SEC rules. Such furnished information is not deemed filed under the Exchange Act and is not incorporated in this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 5, 2009;

•	Our Current Reports on Form 8-K, filed with the SEC on January 21, 2009, February 18, 2009, February 24, 2009, May 21, 2009 and July 1, 2009; and

•	The description of our Common Stock set forth in the registration statement on Form 8-A12G, filed with the SEC on June 23, 1999.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to (i) the date of this Registration Statement and prior to the effectiveness of this Registration Statement, or (ii) the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          We will provide a copy of any or all of the information incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference) to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, at no cost to the requester. Requests for such copies should be directed to:
Investor Relations
Financial Institutions, Inc.
220 Liberty Street
Warsaw, New York 14569
Tel: (585) 786-1100
ABOUT FINANCIAL INSTITUTIONS, INC.
          Financial Institutions, Inc., a financial holding company organized under the laws of New York State and incorporated on September 15, 1931, and its subsidiaries provide deposit, lending and other financial services to individuals and businesses in Central and Western New York. The Company owns all of the capital stock of the Bank, and of Five Star Investment Services, Inc., a broker-dealer subsidiary offering noninsured investment products.
          The Company conducts its business primarily through the Bank, which adopted its current name in 2005 when the Company merged three of its bank subsidiaries, Wyoming County Bank, National Bank of Geneva and Bath National Bank into its New York State chartered bank subsidiary, First Tier Bank & Trust, which was then renamed Five Star Bank.

          The Company’s administrative offices and its subsidiaries are located at 220 Liberty Street, Warsaw, New York 14569. Banking services are provided at the administrative offices as well as at its network of 52 offices and over 70 ATMs in fourteen contiguous counties of Western and Central New York State: Allegany, Cattaraugus, Cayuga, Chautauqua, Chemung, Erie, Genesee, Livingston, Monroe, Ontario, Seneca, Steuben, Wyoming and Yates Counties. The Company’s telephone number is (585) 786-1100. The website for the Company and the Bank is http://www.fiiwarsaw.com. Information on this website does not constitute part of this prospectus.
DIVIDEND POLICY
          We have historically paid regular quarterly cash dividends on our Common Stock and the board of directors presently intends to continue the payment of regular quarterly cash dividends, dependent upon the results of operations of the immediately preceding quarters and subject to the need for those funds for debt service and other purposes and the restrictions described below.
          We declared and subsequently paid quarterly dividends on our Common Stock of $0.09 for the first two quarters of 2006, $0.08 for the last two quarters of 2006, $0.10 for the first quarter of 2007, $0.11 for the second quarter of 2007, $0.12 for the third quarter of 2007, $0.13 for the fourth quarter of 2007, $0.14 for the first quarter of 2008, $0.15 for the second and third quarters of 2008, and $0.10 for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009.
          While we may seek the approval of our board of directors and regulators to repurchase the TARP Preferred Stock with the proceeds of this offering, as described in “Use of Proceeds,” currently, pursuant to the Securities Purchase Agreement, prior to the earliest of December 23, 2011, the redemption of all of the TARP Preferred Stock or the transfer by the Treasury of all of its shares of TARP Preferred Stock to third parties, we must obtain regulatory approval to pay quarterly dividends on our Common Stock in excess of $0.10 per share. In addition, our ability to declare or pay dividends on, or purchase, repurchase or otherwise acquire, our shares of Common Stock are subject to certain restrictions in the event that we fail to pay or set aside full dividends on the TARP Preferred Stock for all past dividend periods.
          Holders of our Preferred Stock have a priority right to distributions and payment over our Common Stock. The dividend rights of our Common Stock are qualified and subject to the dividend rights of holders of our outstanding Preferred Stock as described further in “Description of Our Securities — Preferred Stock” beginning on page 13.
          The New York Banking Law provides that the Bank may not declare dividends during the calendar year that exceed the sum of the Bank’s net income during the current calendar year and the retained net income of the prior two calendar years unless the dividend has been approved by the Superintendent of Banks of the State of New York. Because of the loss recorded at the Bank during the year ended December 31, 2008, the Bank does not expect to be able to pay dividends to the Company in the near term without first obtaining such approval.
          New York State law applicable to the declaration of distributions by a business corporation also limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.
          In addition, as a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve Board, which we refer to as the FRB, regarding capital adequacy and dividends. It is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the holding company’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its subsidiaries.
          While we are a legal entity separate and distinct from our banking and other subsidiaries, these subsidiaries are the principal assets, and as such, a substantial part of the Company’s operating funds and, for the foreseeable future, all of the funds available for the payment of dividends are derived from the Bank. Thus, future dividends will depend upon the earnings of the Bank, its financial condition and its need for funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by the subsidiaries. Under federal law, the subsidiaries cannot pay a dividend if, after paying the dividend, a particular subsidiary will be “undercapitalized.” The Federal Deposit Insurance Corporation, which we refer to as the FDIC, may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend. Also, because the Company is a legal entity separate and distinct from its subsidiaries, the Company’s right to participate in the distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository bank holding company (such as the Company) or any shareholder or creditor thereof.
USE OF PROCEEDS
          Unless otherwise specified in the applicable prospectus supplement for any offering of Common Stock, the net proceeds we receive from the sale of shares of Common Stock offered by this prospectus will be for general corporate purposes, including organic growth. We may also seek the regulatory approval required to use the proceeds of any offering under this prospectus to repurchase the outstanding TARP Preferred Stock and the Warrant. The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the Common Stock for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments.
REGULATION AND SUPERVISION
          The Company and the Bank are subject to extensive federal and state laws and regulations that impose restrictions on, and provide for regulatory oversight of, the Company’s and the Bank’s operations. Any change in any applicable statute or regulation could have a material effect on the Company’s and the Bank’s business. In addition, the Company is subject to additional regulations due to its participation in the Capital Purchase Program.
          The supervision and regulation of financial and bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the Deposit Insurance Fund maintained by the FDIC and the banking system as a whole, and not for the protection of shareholders or creditors of bank holding companies. The various bank regulatory agencies have broad enforcement power over bank holding companies and banks, including the power to impose substantial fines, operational restrictions and other penalties for violations of laws and regulations.
          The Company is also affected by various governmental requirements and regulations, general economic conditions, and the fiscal and monetary policies of the federal government. The monetary policies of the FRB influence to a significant extent the overall growth of loans, investments, deposits, interest rates charged on loans, and interest rates paid on deposits. The nature and impact of future changes in monetary policies are often not predictable.
          For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2008, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

          On June 17, 2009, the Obama Administration unveiled its “blueprint for financial services reform” which would, if enacted into law, effect a number of changes which could increase the Bank’s costs and change the competitive landscape. Among the changes proposed are:
▪	creation of a new Financial Services Oversight Council with the power to gather information from any financial firm in order to identify emerging systemic risks;

▪	creation of a new Consumer Financial Protection Agency to regulate consumer financial products and services and the institutions that provide them; and

▪	requiring loan originators to retain 5% of the risk of securitized credit exposure and imposing reporting requirements on issuers of asset-backed securities.
          While it is unclear what form legislation passed by the House or Senate will take, and whether any of these proposals will be enacted into law, the net effect of them would likely be to raise compliance and recordkeeping costs for the Bank and the Company and, in the case of the retention of a portion of the value of securitized loan products, to potentially raise the cost of such products to the borrower.
PLAN OF DISTRIBUTION
          We may offer our Common Stock in this prospectus from time to time as follows:
•	to or through underwriters or dealers;

•	directly to other purchasers, including our affiliates;

•	through designated agents; or

•	through a combination of any of these methods.
          Each time that we use this prospectus to sell shares of our Common Stock, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering, including, without limitation:
•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the name or names of any managing underwriter or underwriters;

•	the public offering price of the shares;

•	the net proceeds from the sale of the shares;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commission paid to agents.
Sale Through Underwriters Or Dealers
          If underwriters are used in an offering, the underwriters will acquire shares of our Common Stock for their own account. The underwriters may resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase shares of our Common Stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
          During and after an offering through underwriters, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the shares sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
          If dealers are used in the sale of the shares, we will sell the shares to them as principals. They may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
          We may sell shares of our Common Stock directly. In this case, no underwriters or agents would be involved. We may also sell shares of our Common Stock through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
          We may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
          If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
          Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
          We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
DESCRIPTION OF OUR SECURITIES
          Our authorized capital stock consists of 50,210,000 shares of capital stock, 50,000,000 of which are common stock, par value $0.01 per share, which we refer to as the Common Stock, and 210,000 of which are preferred stock, par value $100 per share, which is designated into two classes, Class A of which 10,000 shares are authorized, and Class B of which 200,000 shares are authorized. As of June 30, 2009, 10,821,386 shares of Common Stock were issued and outstanding and 183,259 shares of our preferred stock were issued and outstanding, which amount includes (i) 7,503 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $100 per share, having a liquidation preference of $5,000 per share, which we refer to as the TARP Preferred Stock, (ii) 1,533 shares of our Series A 3% cumulative preferred stock, which we refer to as the 3% Preferred Stock, and (iii) 174,223 shares of Series B-1 8.48% cumulative preferred stock, which we refer to as the 8.48% Preferred Stock. We refer to our TARP Preferred Stock, our 3% Preferred Stock and our 8.48% Preferred Stock collectively as the Preferred Stock. The following information describes our Common Stock and our Preferred Stock and provisions of our Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws. The following description is only a summary and does not purport to be complete. For further information, you are encouraged to refer to and read Exhibits 4.1, 4.2. 4.3, 4.4 and 4.6 to the Registration Statement of which this prospectus is a part and incorporated by reference herein.
Common Stock
Introduction
          The following section describes the material features and rights of our Common Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Business Corporation Law of the State of New York, which we refer to as the NYBCL.
General
          Each share of Common Stock entitles the holder to the same rights, and is the same in all respects, as each other share of Common Stock. Holders of Common Stock are entitled to (1) one vote per share on all matters requiring a shareholder vote, (2) a ratable distribution of dividends, if and when, declared by the board of directors and (3) in the event of a liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after holders of shares of Preferred Stock have received the liquidation preference of their shares plus accumulated but unpaid dividends (whether or not earned or declared), if any, and after all of our other indebtedness has been provided for or satisfied. Holders of Common Stock do not have cumulative voting rights with respect to the election of directors and have no preemptive rights to acquire any additional, unissued or treasury shares of the Company or securities of the Company convertible into or carrying a right to subscribe for or acquire shares of the Company capital stock. The shares of Common Stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.
Dividends
          We pay dividends as determined by our board of directors and subject to such limitations as described under the heading “Dividend Policy” beginning on page 7.
          Holders of Common Stock are entitled to participate equally in dividends or other distributions when, as and if declared by the board of directors out of funds legally available therefor. Subject to certain regulatory restrictions, dividends may be paid in cash, property or common shares, unless the Company is insolvent or the dividend payment would render it insolvent.

          The amount of future dividends will depend upon earnings, financial condition, capital requirements, other regulatory requirements, factors as described under the heading “Dividend Policy” beginning on page 7, and other factors, and will be determined by our board of directors on a quarterly basis.
Transfer Agent & Registrar
          The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.
Anti-takeover Effects of Certain Provisions in our Certificate, By-laws and the NYBCL
          Some provisions of our Certificate of Incorporation, our By-laws, and the NYBCL may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of the Company more difficult. The following discussion is a summary of certain material provisions of our Certificate of Incorporation and our By-laws, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.
          Directors. The board of directors is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Further, the By-laws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or a proposal by shareholders of business to be acted upon at an annual meeting of shareholders.
          Advance Notice of Shareholder Proposals and Nominations. Our By-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or bring other business before any meeting of our shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a shareholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a shareholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a shareholder who has given timely written notice of such shareholder’s intention to bring such business before such meeting.
          Under the shareholder notice procedure, for notice of shareholder nominations or other business to be made at a shareholders’ meeting to be timely, such notice must be received by us not less than 60 nor more than 90 days prior to the meeting.
          A shareholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the By-laws, including the identity and address of the nominating shareholder, a representation that the shareholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.
          The shareholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.
          Restrictions on Call of Special Meetings. Our By-laws provide that special meetings of shareholders can only be called by the board of directors, the President or the holders of at least a majority of the outstanding shares entitled to vote at the meeting.
          Prohibition of Cumulative Voting. The Certificate of Incorporation does not authorize cumulative voting for the election of directors.
          Preferred Stock Authorization. As noted above under “Description of Our Securities,” our board of directors, without shareholder approval, has the authority under our Certificate of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.
Preferred Stock
          As mentioned above, there are two classes of Preferred Stock, Class A Preferred Stock and Class B Preferred Stock. The Certificate of Incorporation provides that both classes of Preferred Stock are issuable in one or more series. Two series of Class A Preferred Stock have been created, the 3% Preferred Stock and the TARP Preferred Stock, and one series of Class B Preferred Stock has been created, the 8.48% Preferred Stock.
          Our board of directors may, in the future, designate additional series of Preferred Stock, and fix the relative rights, preferences and limitations of each series. The authorized but unissued shares of our 3% Preferred Stock, 8.48% Preferred Stock and any new series of Preferred Stock designated by the board of directors may be issued by the board of directors in the future.
          TARP Preferred Stock
          Dividends; Rights and Conversion
          On December 23, 2008, pursuant to the Capital Purchase Program, we issued to the Treasury 7,503 shares of TARP Preferred Stock. Holders of TARP Preferred Stock are entitled to receive an annual dividend of 5% for the first five years from December 23, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, such rate will increase to 9% per annum thereafter, if, as and when declared by our board of directors out of funds legally available therefor. Such dividends are cumulative and payable quarterly. Holders of TARP Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock and have no voting rights (except as described below under “— Voting Rights”). Dividends on the TARP Preferred Stock and the 3% Preferred Stock must be declared and paid, or set apart for payment, before any dividends can be declared and paid, or set apart for payment, to the holders of 8.48% Preferred Stock or Common Stock. The TARP Preferred Stock is not convertible into any other security of the Company.
          Ranking
          The shares of TARP Preferred Stock outstanding were issued and sold to the Treasury in December 2008 under the Capital Purchase Program. The TARP Preferred Stock ranks pari passu to the 3% Preferred Stock and ranks prior to our 8.48% Preferred Stock and our Common Stock as to the payment of dividends and the distribution of assets in liquidation.
          Redemption
          Under the terms of the original Capital Purchase Program, the TARP Preferred Stock could not be redeemed within three years following the date of issuance except with the proceeds of a qualified equity offering. However, upon enactment in February of the ARRA, the Treasury may, subject to consultation with appropriate banking regulators, permit participants in the Capital Purchase Program to repay any amounts previously received without regard to whether the recipient has replaced such funds from any other source or to any waiting period. All redemptions of the TARP Preferred Stock shall be at 100% percent of the issue price, plus any accrued and unpaid dividends.

          Voting Rights
          Holders of TARP Preferred Stock will have no voting rights, except as otherwise from time to time required by applicable law and class voting rights on matters as set forth below:
•	any authorization or issuance of shares ranking senior to the TARP Preferred Stock;

•	any amendment to the rights of the TARP Preferred Stock; or

•	any merger, exchange or similar transaction which would adversely affect the rights of the TARP Preferred Stock.
Any class vote held on the above matters entitles each share of TARP Preferred Stock to one vote and requires approval of at least 66 2/3% of the shares of TARP Preferred Stock outstanding at such time.
          If dividends on the TARP Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the TARP Preferred Stock shall have the right, with holders of shares of any stock ranking on parity with the TARP Preferred Stock, voting together as a class, to elect two directors to fill such newly created directorships at the Company’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full at which time such right shall terminate.
          3% Preferred Stock
          Holders of 3% Preferred Stock are entitled to receive an annual dividend of $3.00 per share, which is cumulative and payable quarterly. Holders of 3% Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock. Dividends or dissolution or liquidation payments to the holders of 3% Preferred Stock and TARP Preferred Stock must be declared and paid, or set apart for payment, before any dividends or dissolution or liquidation payments can be declared and paid, or set apart for payment, to the holders of 8.48% Preferred Stock or Common Stock. The 3% Preferred Stock is not convertible into any other security of the Company.
          8.48% Preferred Stock
          Holders of 8.48% Preferred Stock are entitled to receive an annual dividend of $8.48 per share, which is cumulative and payable quarterly. Holders of 8.48% Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock and have no voting rights. Accumulated dividends on the 8.48% Preferred Stock do not bear interest, and the 8.48% Preferred Stock is not subject to redemption. Dividends or dissolution payments to the holders of 8.48% Preferred Stock must be declared and paid, or set apart for payment, before any dividends or dissolution payments are declared and paid, or set apart for payment, to the holders of Common Stock. The 8.48% Preferred Stock is not convertible into any other security of the Company.
Warrant
          Pursuant to the Capital Purchase Program, we issued the Warrant to the Treasury on December 23, 2008 which grants the Treasury the right to purchase 378,175 shares of Common Stock at an initial exercise price of $14.88 per share. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of our Common Stock, and upon certain issuances of our Common Stock at or below a price that is less than 90% of the market price of such shares on the last trading day preceding the agreement to sell such shares (except in certain permitted transactions, including registered offerings such as this one). The Warrant expires ten years from the issuance date. Pursuant to the Securities Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

          If we repurchase our TARP Preferred Stock, we will also have the right to repurchase the Warrant at “fair market value” determined in accordance with an independent valuation process. The amount that we may need to repurchase the Warrant may be reduced if we receive, on or prior to December 31, 2009, aggregate gross cash proceeds of not less than $37,515,000 from one or more qualified equity offerings of Common Stock or Preferred Stock for cash. At such time, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. If we repurchase our TARP Preferred Stock but choose not to repurchase the Warrant, the Treasury has the discretion to dispose of the Warrant as it sees fit over time.
LEGAL MATTERS
          The validity of the Common Stock being offered by this prospectus will be passed upon for us by Nixon Peabody LLP.
EXPERTS
          The consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$50,000,000
FINANCIAL INSTITUTIONS, INC.
Common Stock

Prospectus
                      , 2009
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the estimated fees and expenses to be incurred by the Registrant in connection with the registration of our Common Stock under this Registration Statement. Such expenses, other than the SEC registration fee, are estimates.

SEC Registration Fee	$2,790
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$90,000
Stock exchange listing fees	$0
Miscellaneous	$25,000
Total	$147,790
Item 15. Indemnification of Directors and Officers.
          Under Sections 721 through 725 of the Business Corporation Law of the State of New York (the “NYBCL”), the Registrant has broad powers to indemnify its directors, officers and other employees. These sections (i) provide that the statutory indemnification and advancement of expenses provision of the NYBCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action is adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, (ii) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors of an agreement providing for indemnification and advancement of expenses, (iii) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, and (iv) permit the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification or to the extent the expenses advanced exceed the indemnification to which the director or officer is entitled. Section 726 of the NYBCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted.
          As permitted by Section 721 of the NYBCL, our Amended and Restated By-laws, as amended, provide that we shall indemnify its officers and directors, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any such officer or director in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by the Registrant in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if and to the extent that it is ultimately determined that such officer or director is not entitled to indemnification.
          Article SEVENTH of our Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be held liable to the Company or our shareholders for damages for any breach of duty in his or her capacity as a director unless a judgment or other final adjudication adverse to him or her establishes that (i) his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) he or she personally gained in fact a financial profit or other advantage to which he or she as not legally entitled, or (iii) his or her acts violated Section 719 of the NYBCL.
          In addition, we have purchased insurance policies which provide coverage for its directors and officers in certain situations where we cannot directly indemnify such directors or officers.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company relating to the TARP Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.3	Certificate of Amendment to the Certificate of Incorporation of the Company relating to the 3% Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.4	Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 23, 1999 (File No. 333-76865)).

4.6	Warrant to Purchase Common Stock, dated December 23, 2008 issued by the Company to the United States Department of the Treasury (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated December 19, 2008).

4.7	Letter Agreement, dated December 23, 2008, including the Securities Purchase Agreement-Standard Terms attached thereto, by and between the Company and the United States Department of the Treasury ( Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, dated December 19, 2008).

5#	Opinion of Nixon Peabody LLP.

23.1#	Consent of Nixon Peabody LLP (contained in its opinion filed as Exhibit 5).

23.2#	Consent of KPMG LLP.

24#	Powers of Attorney (included in signature pages).

#	Previously filed

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(A), (a)(1)(B) and (a) (1)(C) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of New York on August 7, 2009.

Date: July 24, 2009	FINANCIAL INSTITUTIONS, INC.
	By:	/s/ Peter G. Humphrey
Peter G. Humphrey
President and Chief Executive Officer (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Karl V. Anderson, Jr.	Director	August 7, 2009

* John E. Benjamin	Director	August 7, 2009

* Thomas P. Connolly	Director	August 7, 2009

* Barton P. Dambra	Director	August 7, 2009

* Samuel M. Gullo	Director	August 7, 2009

* Susan R. Holliday	Director	August 7, 2009

* Peter G. Humphrey	Director, President and Chief Executive Officer (Principal Executive Officer)	August 7, 2009

* Erland E. Kailbourne	Director	August 7, 2009

* Robert N. Latella	Director	August 7, 2009

Signature	Title	Date

/s/ Ronald A. Miller Ronald A. Miller	Executive Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 7, 2009

* James L. Robinson	Director	August 7, 2009

* James H. Wyckoff	Director	August 7, 2009

*By:	/s/ Ronald A. Miller
Ronald A. Miller
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.2	Certificate of Amendment to the Certificate of Incorporation of the Company relating to the TARP Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.3	Certificate of Amendment to the Certificate of Incorporation of the Company relating to the 3% Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.4	Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

4.5	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on June 23, 1999 (File No. 333-76865)).

4.6	Warrant to Purchase Common Stock, dated December 23, 2008 issued by the Company to the United States Department of the Treasury (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, dated December 19, 2008).

4.7	Letter Agreement, dated December 23, 2008, including the Securities Purchase Agreement-Standard Terms attached thereto, by and between the Company and the United States Department of the Treasury ( Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, dated December 19, 2008).

5#	Opinion of Nixon Peabody LLP.

23.1#	Consent of Nixon Peabody LLP (contained in its opinion filed as Exhibit 5).

23.2#	Consent of KPMG LLP.

24#	Powers of Attorney (included in signature pages).

#	Previously filed